Exhibit 1.1

Owens-Illinois, Inc.

Underwriting Agreement

New York, New York
December 2, 2004

Banc of America Securities LLC

Citigroup Global Markets Inc.

Lehman Brothers Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

The Stockholders of Owens-Illinois, Inc., a Delaware corporation (the “Company”), named in Schedule II hereto (collectively, the “Selling Stockholders”) severally propose to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of Common Stock, $.01 par value (“Common Stock”), of the Company, set forth in Schedule I hereto (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”).  The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule II hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural.  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 17 hereof.

1.  Representations and Warranties of the Company and the Selling Stockholders.

(a)  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(i)   The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you.  The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b).  In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus.  As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(ii)   On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration

Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(iii) Except as otherwise disclosed in the Preliminary Final Prospectus and the Final Prospectus, subsequent to the respective dates as of which information is given in the Preliminary Final Prospectus and the Final Prospectus:  (a) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or development is called a “Material Adverse Change”); and (b) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

(iv) The Company is not, and after giving effect to the offering and sale of the Securities as described in the Final Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.

(v) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(vi) Each of the Company and its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Act) (hereinafter, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is validly existing, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and perform its obligations under each of this Agreement except in the case of a Significant Subsidiary where the failure to be so incorporated or organized, or to possess such power or authority would not, individually or in the aggregate, result in a Material Adverse Change.  Each of the Company and its Significant Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.

(vii) All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable (other than directors’ qualifying shares) and, except as disclosed in the Final Prospectus and except for AVIR S.p.A as to which the Company indirectly owns approximately 99% of its outstanding shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, pledge, lien, encumbrance or claim, except for security interests, pledges and liens securing the Credit Agreement and security interests, pledges and liens in favor of the Collateral Agent (as defined in the Credit Agreement) and liens permitted by the Credit Agreement.

(viii) This Agreement has been duly authorized, executed and delivered by, and is a valid and legally binding obligation of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(ix) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s (a) execution, delivery and performance of this Agreement or (b) consummation of the transactions contemplated hereby and by the Final Prospectus except such as have been obtained or made by the Company and are in full force and effect under the Act, applicable state securities or blue sky laws.

(x) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Agreement), or to which any of the property or assets of the Company or any of the Company’s subsidiaries is subject (each, an “Existing Instrument”) except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change; and the Company is not, and will not be following the consummation of the offering contemplated hereby, in Default under any debt instrument to which it is a party, except as disclosed in the Final Prospectus and except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  Neither the Company nor any subsidiary is in violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Company’s subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and thereby that directly relate to the offering of the Securities and the Final Prospectus (i) have been duly authorized by the Company by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws (or other organizational documents, as applicable) of the Company, (ii) will not as of the Closing Date conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as are described in the Final Prospectus or would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Company’s subsidiaries, except for such violations as would not, individually or in the aggregate, result in a Material Adverse Change.

(xi) There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Company, threatened, against or affecting the Company or its subsidiaries or any of their respective properties or assets that (A) except as disclosed in the Final Prospectus, could reasonably be expected to result in a Material Adverse Change, (B) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of the Securities or (C) questions the legality or validity of any such transaction or seeks to recover damages or obtain other relief in connection with any such transaction; the aggregate of all pending legal or governmental proceedings to which the Company or any other subsidiaries is a party or that affect any of their properties and assets that are not described in the Final Prospectus, including ordinary routine litigation incidental to their respective businesses, could not reasonably be expected to result in a Material Adverse Change.

(xii) The audited and unaudited consolidated financial statements, together with the related notes and any related financial statement schedules (which are collectively referred to in this Agreement as the “consolidated financial statements”) incorporated by reference in the Final Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries, considered as one enterprise, as of and at the dates indicated and the consolidated results of operations, share owners’ equity and cash flows, considered as one enterprise, for the periods specified.  Such financial statements and related notes have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Final Prospectus under the captions “Summary Selected Consolidated Financial Data” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements included in the Final Prospectus.

(xiii) Ernst & Young LLP, who have expressed their opinion with respect to the consolidated financial statements of the Company, incorporated by reference in the Final Prospectus are an independent registered public accounting firm within the meaning of Regulation S-X under the Act and the Exchange Act.

(xiv) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is threatened or imminent.

(xv) The Company and its subsidiaries, taken as a whole, possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(xvi) Except as disclosed in the Final Prospectus, each of the Company and its subsidiaries is in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health, safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), and, to the best of the Company’s knowledge, there are no claims, liabilities, or obligations under any applicable Environmental Laws, or with respect to any Hazardous Material, concerning the Company or any of its subsidiaries, except, in each case, where such noncompliance, claims, liabilities or obligations would not, individually or in the aggregate, result in a Material Adverse Change.  The term “Hazardous Material” means (A) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous dangerous or toxic chemical material, or waste, or any other substance regulated to protect human health, safety, or the environment.

(xvii) Company and its subsidiaries own or possess adequate licenses or other rights to use all trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess or have the ability to acquire such Intellectual Property Rights would not result in a Material Adverse Change; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

(xviii) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in this Section 1 (or elsewhere in the Final Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as otherwise disclosed in the Final Prospectus, (ii) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries or (iii) could not reasonably be expected to cause a Material Adverse Change.  The real property, improvements, equipment and personal property held under lease by Company or any of Company’s subsidiaries are held under valid and enforceable leases except where the failure to have a valid and enforceable lease would not cause a Material Adverse Change.

(xix) No financial statements of BSN Glasspack S.A. were required to be filed with the Commission with respect to the acquisition thereof by an indirect wholly-owned subsidiary of the Company.

(xx) All of the shares of Common Stock owned by Selling Stockholders have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.  None of these shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(b) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(i) Such Selling Stockholder has, and on the Closing Date will have, full right, power and authority, and all authorization to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

(ii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii) The shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (“NYUCC”).  Such Selling Stockholder has, and on the Closing Date will have, full right, power and authority to hold, sell, transfer and deliver the shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement; and upon each Underwriter acquiring possession of such shares of Common Stock (or an agent’s acquiring possession of such shares of Common Stock on such Underwriter’s behalf) and paying the purchase price therefor as herein contemplated, such Underwriter will become a “protected purchaser” of the Common Shares (as defined in Section 8-303 of the NYUCC) and acquire its interests in such shares of Common Stock (including, without limitation, all rights that such Selling Stockholder had or has the power to transfer in such shares of Common Stock) free of any adverse claim (as defined in Section 8-102(a)(i) of the NYUCC) provided that such Underwriter has no notice of any adverse claim.

(iv) Certificates for all of the shares of Common Stock to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures guaranteed, will be placed in custody with the transfer agent or other custodian with irrevocable conditional instructions to deliver such shares of Common Stock to the Representatives pursuant to this Agreement.

(v) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, the partnership agreement of such Selling Stockholder or any other material agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

(vi) The information in the Registration Statement under the caption “Selling Stockholder” that was furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

Any certificate signed by any officer of the Company or an authorized signatory of any of the Selling Stockholders and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholders or the Company, as the case may be, with respect to matters covered thereby, to each Underwriter.

2.  Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling

Stockholder agrees to sell to the several Underwriters the amount of Underwritten Securities set forth opposite such Selling Stockholder’s name in Schedule II hereto, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $22.14 per share, such Selling Stockholder’s proportionate share of the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 4,030,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written, telegraphic or telefaxed notice by the Representatives to the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The maximum number of Option Securities which each Selling Stockholder agrees to sell is set forth in Schedule II hereto. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.  Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be  made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder.

The Selling Stockholders shall deliver, or cause to be delivered, to the Representatives certificates for the shares of Common Stock to be sold by it at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the shares of Common Stock shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least one full business day prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Representatives.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by such Selling Stockholders.  If settlement for the Option Securities occurs after the Closing Date, the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.  Agreements.

(a)The Company agrees with the several Underwriters that:

(i)   The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective.  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form you reasonably approve with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed.  The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii)   If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will (1) promptly notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) thereafter promptly supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(iii)   As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(iv)   The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject

(vi) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(vii)   The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise,  stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) Each Selling Stockholder agrees with the several Underwriters that:

(i) Such Selling Stockholder will not, without the prior written consent of Citigroup Global Markets Inc., Banc of America Securities LLC and Lehman Brothers Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Stockholder or any affiliate of such Selling Stockholder or any person in privity with such Selling Stockholder or any affiliate of such Selling Stockholder), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, except that this restriction shall not apply to distributions of Common  Stock by a Selling Stockholder to any of its respective limited partners, provided that any limited partner who is to receive such shares shall agree in writing with the Representatives prior to any such distribution that the Common Stock to be received by such limited partner shall be subject to the terms of this provision.

(ii) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing from the Execution Time until delivery of a prospectus relating to the Securities by an underwriter or dealer is no longer required under the Act, of any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder that was furnished by or on behalf of such Selling Stockholder expressly for use in the Registration Statement.

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)  If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)The Company shall have requested and caused Latham & Watkins, LLP, counsel for the Company, to have furnished to the Representatives their opinion or opinions and letter, dated the Closing Date and addressed to the Representatives substantially in the form of Exhibit A to this agreement.

(c)  The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the

Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)  The Company shall have furnished to the Representatives a certificate of the Company, signed by both the Company’s general counsel and either the chief financial officer or principal accounting officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, (i) confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and (ii) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Representatives, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited consolidated financial statements and certain financial information contained or incorporated by reference in the Final Prospectus.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto), any change, or any development, in or affecting the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries, considered as one entity, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(g)  Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, further, that the foregoing indemnity agreement with respect to any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter, its directors, officers and employees, and each person, if any, who controls such Underwriter within the meaning of the Act and the Exchange Act, who, in contravention of a requirement of applicable law, failed to deliver, or otherwise convey the information contained in, a Final Prospectus (as then amended or supplemented) at or prior to the Closing Date to the person asserting any losses, claims, damages, liabilities or expenses, caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Final Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Prospectus (as then amended or supplemented) and such Final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and the Final Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Selling Stockholder severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity.  The Company and the Underwriters acknowledge that the only information furnished in writing by or on behalf of each of the Selling Stockholders for inclusion in the documents referred to in the foregoing indemnity is the following:  (i) the first sentence in the second paragraph under the caption “Selling Stockholders” concerning the address of each selling stockholder entity, and (ii) the tabular and footnote information under the caption “Selling Stockholders” concerning the name of each selling stockholder entity, the number and percentage of shares of Common Stock beneficially owned by each such entity, the number of shares of Common Stock each such entity or person is offering, and the number and percentage of shares of Common Stock beneficially owned by each such entity after the sale.  This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

(c)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effect without its written consent.

(e)  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)  The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the aggregate gross proceeds, net of underwriting discounts, received by such Selling Stockholder from the sale of the Securities to the Underwriters. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange , (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is material and adverse and is such as to make it, in the judgment of the Representatives impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Owens-Illinois, Inc., General Counsel (fax no.: (419) 247-1221) and confirmed to the General Counsel at Owens-Illinois, Inc., One SeaGate, Toledo, OH 43666, attention of the General Counsel.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Toledo, Ohio.

“Commission” shall mean the Securities and Exchange Commission.

“Credit Agreement” shall mean The Third Amended and Restated Secured Credit Agreement, dated as of October 7, 2004, by and among the Borrowers named therein, OI Group and Owens-Illinois General, Inc., as Borrower’s Agent, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank AG, London Branch, as UK Administrative Agent, and the Arrangers, the other Agents and the Lenders named therein or party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, modified, renewed, refunded, replaced, substituted or refinanced or otherwise restructured (including but not limited to, the inclusion of additional borrowers thereunder) from time to time.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

Very truly yours,

OWENS-ILLINOIS, INC.

By:
Name:
Title:

[UNDERWRITING AGREEMENT SIGNATURE PAGE]

THE SELLING STOCKHOLDERS:

OII ASSOCIATES, L.P.

By: KKR Associates, L.P.
Its: General Partner

By:
Name:
Title:

OII ASSOCIATES II, L.P.

By: KKR Associates, L.P.
Its: General Partner

By:
Name:
Title:

KKR PARTNERS II, L.P.

By: KKR Associates, L.P.
Its: General Partner

By:
Name:
Title:

The foregoing Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

Banc of America Securities LLC

Citigroup Global Markets Inc.

Lehman Brothers Inc.

By: Citigroup Global Markets Inc.

By:	/s/ Alcindor R. Rosier II
Name: Alcindor R. Rosier II
Title: Director

For themselves and the other

several Underwriters, if any,

named in Schedule I to the

foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Banc of America Securities LLC	7,245,000
Citigroup Global Markets Inc.	7,245,000
Lehman Brothers Inc.	7,245,000
Deutsche Bank Securities Inc.	4,882,500
Goldman, Sachs & Co.	4,882,500

Total	31,500,000

Underwriting Agreement dated December 2, 2004

Registration Statement No. 333-109602

Representative(s):  Banc of America Securities LLC, Citigroup Global Markets Inc., Lehman Brothers Inc.

Title, Purchase Price and Description of Securities:

Title:  $.01 par value common stock

Number of Shares to be sold by the Selling Stockholders:  31,500,000

Price to Public per Share (include accrued dividends, if any): $22.98

Price to Public — total: $723,870,000

Underwriting Discount per Share: $0.84

Underwriting Discount — total: $26,460,000

Proceeds to Selling Stockholders per Share: $22.14

Proceeds to Selling Stockholders — total:  $697,410,000

Other provisions:

Closing Date, Time and Location:     December 8, 2004   at 10:00 a.m. at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10024

Type of Offering: Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s):

Modification of items to be covered by the letter from Ernst & Young LLP delivered pursuant to Section 6(e) at the Execution Time: None

SCHEDULE II

Selling Stockholders	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be Sold(1)

OII ASSOCIATES, L.P.	30,555,000	3,895,000
OII ASSOCIATES II, L.P.	202,475	28,925
KKR PARTNERS II, L.P.	742,525	106,075

Total	31,500,000	4,030,000

(1)           To be completed by KKR by December 6, 2004.

EXHIBIT A

[DELIVERED SEPARATELY]